UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2007

China Education Alliance, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-451-8233-5794

80 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 16, 2007, China Education Alliance, Inc. (the “Company”), entered into a second amendment dated as of June 8, 2007, to its agreement dated May 8, 2007, as previously amended by an amendment dated as of May 23, 2007, among the Company, Barron Partners LP, and the other investors named therein, relating to the sale by the Company in May 2007 of its convertible notes in the aggregate principal amount of $3,400,000.

The amendment:

•
reduced the number of shares of common stock issuable upon exercise of $1.00 warrants by 2,206,897 shares and reduced the exercise price to $.50 per share of warrants to purchase 2,206,897 which had formerly had an exercise price of $.80 per share.

•	reduced from 200,000 shares to 1,000 share the Target Volume, as defined in the warrants, which is required in order to permit the Company to redeem the warrants; and

•	clarified the method of adjustment in the event that the Company does not meet the required level of pre-tax income determined on a fully-diluted basis.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

  None

(b)	Exhibits

99.1	Amendment No. 2 dated as of June 8, 2007 to the securities purchase agreement dated May 8, 2007, as amended, among the Company, Barron Partners, LP and the other investors named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

China Education Alliance, Inc.

Dated: June 19, 2007	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer